For the fiscal year ended (a) October 31, 2003
File number: 811-4930

	SUB-ITEM 77C
	Submission of Matters to a Vote of Security Holders

High Income Series

         A Special Meeting of Shareholders was held on July 17, 2003, and adjourned to August 21, 2003 and further adjourned to September 12, 2003, October 10, 2003, November 5, 2003, November 21, 2003 and December 5, 2003. At such meetings the shareholders approved the following proposals:

1)*	Vote on Trustees/Directors:

                  				Affirmative		Authority
						votes cast		 Withheld

		David E. A. Carson		69,615,146		1,198,800
		Robert F. Gunia		69,650,532		1,163,414
		Robert E. La Blanc		69,615,436		1,198,510
		Douglas H. McCorkindale	69,601,254		1,212,692
		Stephen P. Munn		69,621,163		1,192,783
		Richard A. Redeker		69,639,001		1,174,945
		Judy A. Rice			69,629,867		1,184,079
		Robin B. Smith		69,589,135		1,224,811
		Stephen Stoneburn		69,651,927		1,162,019
		Clay T. Whitehead		69,658,261		1,155,685

2)**	To Permit the Manager to Enter into, or make material changes to,
Subadvisory Agreements without shareholder approval.

		For			Against		Abstain
		34,118,778		5,023,517		1,722,947

3)*	To Permit an amendment to the Management Contract Between PI and the Company on behalf of each Fund).

		For			Against		Abstain
	67,233,199		2,323,260		1,257,487





4a)**	To approve changes to fundamental investment restrictions or policies, relating to: fund diversification.

		For			Against		Abstain
	35,776,956		3,364,134		1,724,152

4b)**	To approve changes to fundamental investment restrictions or policies, relating to: issuing senior securities, borrowing money or pledging assets.

		For			Against		Abstain
	35,085,261		3,957,858		1,822,123

4c)**	To approve changes to fundamental investment restrictions or policies, relating to: buying and selling real estate.

		For			Against		Abstain
	35,788,107		3,328,074		1,749,061

4d)**	To approve changes to fundamental investment restrictions or policies, relating to: buying and selling commodities and commodity contracts.

		For			Against		Abstain
	35,469,289		3,479,141		1,916,812

4e)**	To approve changes to fundamental investment restrictions or policies, relating to: fund concentration.

		For			Against		Abstain
	35,934,933		3,170,639		1,759,670

4f)**	To approve changes to fundamental investment restrictions or policies, relating to:  making loans.

		For			Against		Abstain
		35,200,805		3,890,585		1,733,852

4g)**	To approve changes to fundamental investment restrictions or policies, relating to: other investment restrictions, including investing in securities of other investment companies.

		For			Against		Abstain
	35,511,358		3,552,853		1,801,031

5)***	To approve amendments to the Company?s Declaration of Trust.

		For			Against		Abstain
	40,285,703		3,906,148		2,040,977

*	Approved at the July 17, 2003 meeting.
**	Approved at the August 21, 2003 meeting.
***	Not approved.



For the fiscal year ended (a) October 31, 2003
File number: 811-4930

	SUB-ITEM 77C
	Submission of Matters to a Vote of Security Holders

Insured Series

         A Special Meeting of Shareholders was held on July 17, 2003, and adjourned to August 21, 2003 and further adjourned to September 12, 2003, October 10, 2003, November 5, 2003, November 21, 2003 and December 5, 2003. At such meetings the shareholders approved the following proposals:

1)*	Vote on Trustees/Directors:

                  				Affirmative		Authority
						votes cast		 Withheld

		David E. A. Carson		15,628,475		496,675
		Robert F. Gunia		15,624,078		501,072
		Robert E. La Blanc		15,599,148		526,002
		Douglas H. McCorkindale	15,615,864		509,286
		Stephen P. Munn		15,628,443		496,707
		Richard A. Redeker		15,635,749		489,401
		Judy A. Rice			15,623,553		501,597
		Robin B. Smith		15,621,339		503,811
		Stephen Stoneburn		15,634,976		490,174
		Clay T. Whitehead		15,633,784		491,366

2)*	To Permit the Manager to Enter into, or make material changes to,
Subadvisory Agreements without shareholder approval.

		For			Against		Abstain
		11,770,784		1,366,042		662,272

3)*	To Permit an amendment to the Management Contract Between PI and the Company on behalf of each Fund).

		For			Against		Abstain
	14,666,367		848,460		610,323





4a)*	To approve changes to fundamental investment restrictions or policies, relating to: fund diversification.

		For			Against		Abstain
	12,385,967		808,390		604,741

4b)*	To approve changes to fundamental investment restrictions or policies, relating to: issuing senior securities, borrowing money or pledging assets.

		For			Against		Abstain
	12,119,768		962,597		716,733

4c)*	To approve changes to fundamental investment restrictions or policies, relating to: buying and selling real estate.

		For			Against		Abstain
	12,306,721		894,494		597,883

4d)*	To approve changes to fundamental investment restrictions or policies, relating to: buying and selling commodities and commodity contracts.

		For			Against		Abstain
	12,234,900		915,955		648,243

4e)*	To approve changes to fundamental investment restrictions or policies, relating to: fund concentration.

		For			Against		Abstain
	12,354,006		786,167		658,925

4f)*	To approve changes to fundamental investment restrictions or policies, relating to:  making loans.

		For			Against		Abstain
		12,130,727		1,040,633		627,738

4g)*	To approve changes to fundamental investment restrictions or policies, relating to: other investment restrictions, including investing in securities of other investment companies.

		For			Against		Abstain
	12,280,629		862,187		656,282



5)**	To approve amendments to the Company?s Declaration of Trust.

		For			Against		Abstain
	18,991,042		1,331,454		1,044,220

*	Approved at the July 17, 2003 meeting.
**	Not approved.